UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2019

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including zip code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 12, 2019 (the “Credit Agreement Closing Date”), DaVita Inc. (the “Company”) entered into a new $5.5 billion senior secured credit agreement by and among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. and MUFG Bank Ltd., as co-syndication agents, Bank of America, N.A., Barclays Bank PLC, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Suntrust Bank, as co-documentation agents, and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender (the “New Credit Agreement”).
The New Credit Agreement consists of a five-year secured revolving loan facility (the “Revolving Credit Facility”) in an aggregate amount of $1.0 billion, a five-year secured term loan A facility in an aggregate amount of $1.75 billion (the “Term Loan A Facility” and together with the Revolving Credit Facility, the “Pro-rata Facilities”) and a seven-year secured term loan B facility in an aggregate amount of $2.75 billion (the “Term Loan B Facility”).
All obligations under the New Credit Agreement are, subject to certain exceptions, guaranteed by certain of the Company’s wholly owned domestic subsidiaries and secured by a substantial portion of the assets of the Company and such guarantors.
At the Company’s option, borrowings under the New Credit Agreement bear interest based on the Base Rate (as defined below) or the London Interbank Offered Rate (“LIBOR”), in each case plus the Applicable Margin (as defined below). The “Base Rate” is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 50 basis points, (ii) the prime commercial lending rate of Wells Fargo Bank, National Association as established from time to time and (iii) LIBOR for an interest period of one month plus 100 basis points; provided that if the Base Rate is negative it shall be deemed to be zero. The “Applicable Margin” for the Pro-rata Facilities is initially 150 basis points, in the case of LIBOR loans, and 50 basis points in the case of Base Rate loans; provided that after the date on which the Company shall have delivered financial statements for the first full fiscal quarter ending after the Credit Agreement Closing Date, the Applicable Margin with respect to the Pro-rata Facilities will be determined pursuant to a leverage ratio based grid further described below. The Applicable Margin for the Term Loan B Facility is defined as 225 basis points, in the case of LIBOR loans, and 125 basis points in the case of Base Rate loans.
Undrawn amounts under the Revolving Credit Facility accrue a commitment fee (i) initially, at a per annum rate of 0.25% and (ii) after the delivery of the financial statements for the fiscal quarter ending at least three months after the Credit Agreement Closing Date, at a per annum rate between 0.15% and 0.35%, based on a leverage ratio based grid. The Term Loan A Facility has a delayed draw feature. A ticking fee equal to the then applicable commitment fee rate will accrue on the undrawn portion of the Term Loan A Facility.
The Term Loan A Facility amortizes on a quarterly basis beginning at the end of the first full quarter following the Credit Agreement Closing Date at a rate of (i) 2.5% per annum during the first year following the Credit Agreement Closing Date, (ii) 5.0% per annum during the second and third years following the Credit Agreement Closing Date, (iii) 7.5% per annum during the fourth year following the Credit Agreement Closing Date and (iv) 10% per annum during the fifth year following the Credit Agreement Closing Date, with the balance to be paid on the stated maturity date. The Term Loan B Facility amortizes on a quarterly basis beginning at the end of the first full quarter following the Credit Agreement Closing Date at a rate of 1.0% per annum with the balance to be paid on the stated maturity date. The Term Loan A Facility may be repaid, in whole or in part, at any time prior to maturity without penalty. The Term Loan B Facility is subject to a prepayment premium of 1% of the amount of any prepayment (voluntary or involuntary) with the proceeds of debt in connection with a refinancing of the Term Loan B Facility occurring prior to 6 months after the Credit Agreement Closing Date which results in a lower effective yield than the Term Loan B Facility; otherwise, the Term Loan B Facility may be repaid, in whole or in part, at any time prior to maturity without penalty.
The New Credit Agreement requires the Company to make prepayments in connection with the issuance or incurrence of redeemable preferred interests or debt, non-ordinary course sales of assets, receipt of insurance proceeds and excess cash flow, in each case subject to certain baskets and exceptions described in the New Credit Agreement.
The New Credit Agreement includes a covenant limiting the Company’s maximum leverage ratio to 5.00:1.00, subject to a step-down to 4.50:1.00 in future periods. In addition, the New Credit Agreement contains customary affirmative and negative covenants for financings of its type (subject to customary exceptions).
The New Credit Agreement provides that the occurrence of any of the following events (subject to applicable cure periods, if any) will constitute an event of default: payment default, breach of representation or warranty, covenant breach, cross default to other indebtedness in excess of a certain monetary threshold, certain bankruptcy events, an ERISA event in excess of a certain monetary threshold, final judgment or settlement in excess of a certain monetary threshold, any security or guarantee documents cease to be in effect, a change of control of DaVita Inc. or loss of eligibility to participate in Medicare or Medicaid programs. Upon the occurrence and during the continuation of an event of default, the administrative agent may exercise remedies on behalf of the lenders, including accelerating the repayment of outstanding loans under the New Credit Agreement.
As of the Credit Agreement Closing Date, the Term Loan B Facility was fully drawn, and there were no amounts outstanding under the Term Loan A Facility or the Revolving Credit Facility. Proceeds under the New Credit Agreement have been used to repay all amounts outstanding under the Company’s prior credit agreement in connection with its termination as discussed in Item 1.02 of this Current Report on Form 8-K and have been or will be used to finance the consummation of the Company’s previously announced tender offer to purchase up to $1.2 billion of shares of its common stock, to fund the redemption of all of the Company’s 5.75% Senior Notes due 2022 as discussed in Item 8.01 of this Current Report on Form 8-K, to pay fees, commissions and expenses in connection with each of the foregoing and the New Credit Agreement itself, and for general corporate purposes, including to fund potential future share repurchases and finance acquisitions.
The Company and its affiliates may from time to time engage certain of the lenders under the New Credit Agreement to provide other banking, investment banking and financial services.
The foregoing description of certain provisions of the New Credit Agreement is not complete and is qualified in its entirety by reference to the complete terms and conditions of the New Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The New Credit Agreement has been incorporated by reference herein to provide stockholders with information regarding its terms. It is not intended to provide any other information about the Company or the Company’s subsidiaries that are guarantors thereunder, or other subsidiaries and affiliates of the Company. For example, the New Credit Agreement contains representations and warranties that were made solely for the benefit of the other parties to the New Credit Agreement and should not be relied upon as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with entering into the New Credit Agreement, on August 12, 2019, the Company terminated its then-existing Credit Agreement, dated as of June 24, 2014 (as amended, the “Prior Credit Agreement”), among the Company, the guarantors party thereto, and the lenders party thereto, and related agreements and documents. As of August 12, 2019, the Prior Credit Agreement consisted of a $1 billion revolving line of credit (of which $650 million principal amount was outstanding) and approximately $501.6 million outstanding principal amount of term loan B. As of August 12, 2019, the term loan A and the term loan A-2 under the Prior Credit Agreement had been repaid in full. As of August 12, 2019, amounts outstanding under the revolving line of credit bore interest at LIBOR plus a margin of 200 basis points and term loan B bore interest at LIBOR plus a margin of 275 basis points.  A portion of the proceeds from borrowings under the New Credit Agreement was used to repay in full all amounts outstanding under the Prior Credit Agreement on the date of its termination. The Company and its affiliates may from time to time engage certain of the lenders under the Prior Credit Agreement to provide other banking, investment banking and financial services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01. Other Events.
On August 14, 2019, the Company gave notice of its election to redeem all $1.25 billion aggregate principal amount of its outstanding 5.750% Senior Notes due 2022 (CUSIP No. 23918KAP3; ISIN No. US23918KAP30) (the “Notes”) on September 13, 2019 (the “Redemption Date”). The Notes will be redeemed at a redemption price of 100.958% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date (collectively, the “Redemption Payment”), in accordance with the terms of the Indenture, dated as of August 28, 2012, as supplemented, among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. The Company plans to finance the redemption of the Notes with a portion of the proceeds from borrowings under the New Credit Agreement referred to above. Unless the Company defaults in paying the Redemption Payment for the Notes to be redeemed on the Redemption Date, interest on all of the outstanding Notes will cease to accrue on and after the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption of the Notes. The CUSIP and ISIN numbers set forth above are included solely for informational purposes. The Company is not responsible for the use or selection of the CUSIP and ISIN numbers and no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers set forth above.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All such statements in this report, other than statements of historical fact, are forward-looking statements and include, among other things, statements about the proposed redemption of the Notes and the proposed financing for the redemption. Words such as "expect," "intend," "will," "plan," "anticipate," "believe," "continue," and similar expressions are intended to identify forward-looking statements.  The Company bases its forward-looking statements on information available to it on the date of this report, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise. Actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in the Company’s most recent quarterly report on Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated August 12, 2019, by and among DaVita Inc., certain subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. and MUFG Bank Ltd., as co-syndication agents, Bank of America, N.A., Barclays Bank PLC, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Suntrust Bank, as co-documentation agents, and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender

104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: August 14, 2019	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer & Treasurer